EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-43824) pertaining to the SpectraSite Holdings, Inc. Employee Stock Purchase Plan of our report dated February 9, 2002 with respect to the financial statements of the SpectraSite Holdings, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.



/s/ ERNST & YOUNG LLP

March 28, 2002
Raleigh, North Carolina